UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 Or 15(D) of the
                         Securities Exchange Act of 1934

                                 January 3, 2011
                Date of Report (Date of earliest event reported)


                           PEPPER ROCK RESOURCES CORP.
             (Exact name of Registrant as specified in its charter)


            Nevada                      000-53847                27-1843986
(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
 Incorporation or Organization)          File No.)           Identification No.)

             8200 Wilshire Blvd., Suite 200, Beverly Hills, CA 90211
                    (Address of principal executive offices)

                                 (323) 556-0780
                           (Issuer's telephone number)

                                       N/A
          (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 3, 2011, Pepper Rock Resources Corp. (the "Company") entered into an Option Agreement (the "Option Agreement") with Candorado Operating Company, Ltd. ("Candorado") whereby Candorado granted to the Company the exclusive option to acquire a 70% interest (the "Option") in certain mineral claims known as Man/Prime located in British Columbia, Canada (the "Property"). The Company may exercise such option by issuing a total of 1.5 million shares of its common stock to Candorado and expending a total of $2.75 million in exploration and development of the Property over a four-year period. The Company is also obligated to pay to Candorado a royalty that is equal to two percent (2%) of the net proceeds actually paid to the Company from the sale by the Company of minerals or other products mined and removed from the Property, after deduction of smelting costs, treatment charges and penalties.

Candorado is a junior exploration company primarily focused on the Quesnel Trough, located in central British Columbia. Candorado is listed on the TSX Venture Exchange.

The Option requires the Company to issue to Candorado 1 million shares of its common stock upon approval of the Option Agreement by the TSX Venture Exchange (the "Exchange"), and then another 250,000 shares on the twelve (12) month and on the twenty-four (24) month anniversaries of such approval.

The Company's obligation to expend a total of $2.75 million as part of its exercise of the Option is required to be done in accordance with the following schedule:

     i. Total expenditures of $500,000 within 12 months of the Exchange's acceptance of the Option Agreement;

     ii. Total expenditures of $750,000 within the period of 24 months after the Exchange's acceptance of the Option Agreement;

     iii. Total expenditures of $1.5 Million within the period of 36 months after the Exchange's acceptance of the Option Agreement.

The Company can accelerate the expenditures on the Property at its discretion. Candorado's remaining 30% interest shall be carried through to feasibility and Candorado is not required to provide any additional funding to advance the Property.

Under the Option Agreement, the Company also has the right of first refusal to acquire Candorado's remaining 30% interest at any time up to the fifth anniversary of the Exchange's acceptance of the Option Agreement. In the event that Candorado receives an offer from a third party to purchase its 30% interest, the Company shall have thirty (30) business days to match such offer.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Option Agreement

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
                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PEPPER ROCK RESOURCES CORP.


Date: January 6, 2011                       By: /s/ Philip Kueber
                                               -----------------------------
                                            Name:  Philip Kueber
                                            Title: President


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